Exhibit 99.5

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS CONTAINED IN THE MATERIALS MAILED WITH THIS BALLOT.

AIRGATE PCS, INC.

Harris Tower
233 Peachtree St., NE, Suite 1700
Atlanta, Georgia 30303

Tax ID No. 58-2422929

MASTER BALLOT FOR ACCEPTING OR REJECTING

PREPACKAGED PLAN OF REORGANIZATION
OF
AIRGATE PCS, INC.
TO BE FILED UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
MASTER BALLOT FOR VOTING
SENIOR SUBORDINATED DISCOUNT NOTES
13.5% Senior Subordinated Discount Notes due 2009
CUSIP # ☐

THE VOTING DEADLINE BY WHICH YOUR MASTER BALLOT MUST BE RECEIVED BY THE VOTING AGENT IS 5:00 P.M., NEW YORK CITY TIME ON                , 2003. IF YOUR MASTER BALLOT IS NOT RECEIVED ON OR BEFORE THE VOTING DEADLINE, THE VOTES OF YOUR BENEFICIAL OWNERS REPRESENTED BY YOUR MASTER BALLOT WILL NOT BE COUNTED.

DO NOT COMPLETE THIS MASTER BALLOT WITH RESPECT TO BENEFICIAL OWNERS WHOSE VOTES HAVE BEEN TRANSMITTED THROUGH THE AUTOMATED TENDER OFFER PROGRAM OF THE DEPOSITORY TRUST COMPANY (DTC ATOP). THIS MASTER BALLOT SHOULD ONLY BE USED FOR BENEFICIAL OWNERS WHO ARE NOT PARTICIPATING IN THE EXCHANGE OFFER AND CONSENT SOLICITATION.

      This master ballot (the “Master Ballot”) is to be used by you — as a broker, bank, or other nominee; or as the agent of a broker, bank, or other nominee (each of the foregoing, a “Nominee”); or as the proxy holder of a Nominee or beneficial owner — for beneficial owners(1) (the “Beneficial Owners”) of the 13.5% Senior Subordinated Discount Notes due 2009 (the “Senior Subordinated Discount Notes”) issued by AirGate PCS, Inc. (the “Company”), to transmit such Beneficial Owners’ votes to accept or reject the Chapter 11 plan of reorganization (the “Plan”), described in the Company’s Prospectus and Solicitation Statement, dated                     , 2003 (the “Prospectus”), provided to you, which accompanies the Master Ballot. The Plan is Annex C to the Prospectus. Before you transmit the votes of your Beneficial Owners, please review the Prospectus carefully, particularly the voting procedures described in the section entitled “Prepackaged Plan.”

      The Plan can be confirmed by the Bankruptcy Court and thereby made binding on creditors and interest holders if it is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of the allowed claims in each class of claims entitled to vote on the Plan that actually vote on the Plan and if it is accepted by the holders of at least two-thirds in amount of equity interests in each class of interests entitled to vote on the Plan that actually vote on the Plan. If any class of claims or interests rejects the Plan or

      (1)For purposes of completing this Master Ballot, the term “beneficial owner(s)” also includes entitlement holder(s) under Article 8 of the Uniform Commercial Code.

is deemed to reject the Plan, the Bankruptcy Court may nevertheless confirm the Plan if the Bankruptcy Court finds (i) that at least one class of claims that is impaired has accepted the Plan and (ii) that the Plan accords fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and otherwise satisfies the requirements of 11 U.S.C. § 1129(b).

      PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. COMPLETE, SIGN, AND DATE THIS MASTER BALLOT AND RETURN IT SO THAT IT IS RECEIVED BY THE VOTING AGENT ON OR BEFORE THE VOTING DEADLINE OF 5:00 P.M., NEW YORK CITY TIME, ON                     , 2003. IF THIS MASTER BALLOT IS NOT COMPLETED, SIGNED, AND TIMELY RECEIVED BY THE VOTING DEADLINE, THE VOTES TRANSMITTED BY THIS MASTER BALLOT WILL NOT BE COUNTED.

      [Master Ballot Code]

      Item 1.     Certification of Authority to Vote. The undersigned certifies that as of the                , 2003 voting record date, the undersigned (please check applicable box):

☐	Is a broker, bank, or other Nominee for the Beneficial Owners of the aggregate amount of Senior Subordinated Discount Notes listed in Item 2 below, and is the registered holder of such securities, or

☐	Is acting under a power of attorney and/or agency (a copy of which will be provided upon request) granted by a bank, broker, or other Nominee that is the registered holder of the aggregate amount of Senior Subordinated Discount Notes listed in Item 2 below, or

☐	Has been granted a proxy (an original of which is annexed hereto) from a broker, bank, or other Nominee, or a Beneficial Owner, that is the registered holder of the aggregate amount of Senior Subordinated Discount Notes listed in Item 2 below, and accordingly, has full power and authority to vote to accept or reject the Plan on behalf of the Beneficial Owners of the Notes described in Item 2 below.

      Item 2.     Class 3 (Senior Subordinated Discount Note Claims) Vote. The undersigned transmits the following votes of Beneficial Owners in respect of their Class 3 Senior Subordinated Discount Note Claims, and certifies that the following Beneficial Owners of Senior Subordinated Discount Notes, as identified by their respective customer account numbers set forth below, are beneficial owners of such securities as of the                     , 2003 voting record date and have delivered to the undersigned, as Nominee, Ballots casting such votes. (Indicate, in the appropriate column, the aggregate principal amount voted for each account, or attach such information to this Master Ballot, in the form of the following table. Please note that each Beneficial

Owner must vote all of his, her or its Class 3 Claims either to accept or reject the Plan and may not split such vote.):

	Your Customer Account Number for Each Beneficial Owner of Senior Subordinated Discount Notes	Principal Amount of Senior Subordinated Discount Notes Voted to ACCEPT the Plan (if applicable)	Principal Amount of Senior Subordinated Discount Notes Voted to REJECT the Plan (if applicable)
1.		$	$
2.		$	$
3.		$	$
4.		$	$
5.		$	$
6.		$	$
7.		$	$
8.		$	$
9.		$	$
10.		$	$
Total		$	$

      Item 3.     Certification. By signing this Master Ballot, the undersigned certifies that each Beneficial Owner of Senior Subordinated Discount Notes listed in Item 2 above whose votes are being transmitted by this Master Ballot has been provided with a copy of the Prospectus, including the exhibits thereto, and acknowledges that the solicitation of votes to accept or reject the Plan is subject to all the terms and conditions set forth in the Prospectus.

      This Master Ballot may not be used for any purpose other than for casting votes to accept or reject the Plan.

Name of Broker, Bank or Other Nominee:

(Print or Type)

Name of Proxy Holder or Agent for Broker, Bank, or Other Nominee (if applicable):

(Print or Type)

Name of Voter:

(Print or Type)

Social Security or Federal Tax I.D. No.:

                                           (If Applicable)

Signature:

By:

    (If Appropriate)

Title:

Street Address:

City, State, Zip Code:

Telephone Number:

Date Completed:

VOTING DEADLINE

THIS MASTER BALLOT MUST RECEIVED BY THE VOTING AGENT, BEFORE 5:00 P.M., NEW YORK CITY TIME, ON                     , 2003 FOR THE VOTES TRANSMITTED HEREBY TO BE COUNTED.

ADDITIONAL INFORMATION

IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE SENIOR SUBORDINATED DISCOUNT NOTES MASTER BALLOT, THE SENIOR SUBORDINATED DISCOUNT NOTES BALLOT OR THE OTHER ENCLOSED MATERIALS, PLEASE CALL THE VOTING AGENT AT [                    ].

INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT

      The Company is soliciting your customers’ votes on the Prepackaged Plan described in and attached as Annex “C” to the Prospectus accompanying this Master Ballot. Please review the Plan and Prospectus and Plan carefully before you complete this Master Ballot. Unless otherwise defined, capitalized terms used herein and in the Ballot have the meanings ascribed to them in the Plan.

VOTING DEADLINE:

      The Voting Deadline is 5:00 p.m., New York City Time, on                     , 2003, unless extended by the Company (the “Voting Deadline”). To have the votes of your customers count, you must complete, sign and return this Master Ballot so that it is RECEIVED by the Voting Agent on or before the Voting Deadline.

HOW TO VOTE:

      1. If you are both the registered or record holder and Beneficial Owner of any principal amount of Senior Subordinated Discount Notes and you wish to vote such Senior Subordinated Discount Notes, you may complete, execute, and return to the Voting Agent either a Senior Subordinated Discount Note Ballot or a Senior Subordinated Discount Note Master Ballot.

      2. If you are transmitting the votes of any Beneficial Owners of Senior Subordinated Discount Notes other than yourself, you may either:

(a) deliver the Ballot to each Beneficial Owner for whom you hold Senior Subordinated Discount Notes, along with the Prospectus and other materials requested to be forwarded (collectively, the “Solicitation Package”) and take any action required to enable each such Beneficial Owner to (i) complete and execute such Ballot voting to accept or reject the Plan and (ii) return the completed, executed Ballot to you in sufficient time to enable you to complete the Master Ballot and deliver it to the Voting Agent before the Voting Deadline;

OR

(b) prevalidate the Ballot contained in the Solicitation Package (by signing that Ballot and by indicating on that Ballot the record holder of the Senior Subordinated Discount Notes voted, the principal amount, and the appropriate account numbers through which the Beneficial Owners’ holdings are derived) and then forward the Solicitation Package to the Beneficial Owners of the Senior Subordinated Discount Notes for voting so that the Beneficial Owners may return the completed Ballots directly to the Voting Agent in the return envelopes provided in the Solicitation Package.

      With regard to any Ballots returned to you, you must properly (1) execute the Master Ballot so as to reflect the voting instructions given to you in the Ballots by the Beneficial Owners for whom you hold Senior Subordinated Discount Notes and (2) forward such Master Ballots to the Voting Agent.

      3. To complete the Master Ballot properly, take the following steps:

a. Check the appropriate box in Item 1 on the Master Ballot;

b. Provide appropriate information for each of the items on the Master Ballot Vote to accept (for) or reject (against) the Plan for the Senior Subordinated Discount Notes held by you as the Nominee or proxy holder on behalf of the Nominee or the Beneficial Owners. Please provide information for each individual Beneficial Owner for whom you are voting Senior Subordinated Discount Notes in your name. If you are unable to disclose the identity of such Beneficial Owners, please use the customer account number assigned by you to each such Beneficial Owner or, if no such customer account number exists, please use the sequential numbers provided (making sure to retain a separate list of each Beneficial Owner and his, her, or its assigned sequential number). IMPORTANT: BENEFICIAL OWNERS MAY NOT SPLIT THEIR VOTES. EACH BENEFICIAL OWNER MUST VOTE ALL HIS, HER OR ITS SENIOR SUBORDINATED DISCOUNT NOTES EITHER TO ACCEPT OR TO REJECT THE PLAN. IF ANY BENEFICIAL OWNER HAS ATTEMPTED TO SPLIT SUCH VOTE, PLEASE CONTACT THE VOTING AGENT IMMEDIATELY. Any Ballot or Master Ballot

that is validly executed but that does not indicate acceptance or rejection of the Plan by the indicated Beneficial Owner or that impermissibly attempts to split a vote will not be counted;

c. Review the certification in Item 3 of the Master Ballot;

d. Sign and date your Master Ballot, and provide the remaining information requested;

e. If additional space is required to respond to any item on the Master Ballot, please use additional sheets of paper clearly marked to indicate the applicable Item of the Master Ballot to which you are responding;

f. Contact the Voting Agent to arrange for delivery of the completed Master Ballot to its offices; and

g. Deliver your completed, executed Master Ballot so that it is actually received by the Voting Agent on or before the Voting Deadline. For each completed, executed Senior Subordinated Discount Note Ballot returned to you by a Beneficial Owner, either forward such Ballot (along with your Master Ballot) to the Voting Agent or retain such Senior Subordinated Discount Note Ballot in your files for one year from the Voting Deadline.

PLEASE NOTE:

      This Master Ballot is not a letter of transmittal and may not be used for any other purpose than to cast votes to accept or reject the Plan. Holders should not surrender, at this time, certificates representing their securities. The Voting Agent will not accept delivery of any such certificates or Senior Subordinated Discount Notes surrendered together with this Master Ballot. Surrender of securities for exchange may only be made by you, and will only be accepted pursuant to a letter of transmittal which will be furnished to you by the Company.

      No Ballot or Master Ballot shall constitute or be deemed to constitute (a) a proof of claim or equity interest or (b) an assertion of a claim or equity interest or (c) an admission by the Company of the nature, validity, or amount of any claim or equity interest.

      No fees or commissions or other remuneration will be payable to any broker, dealer or other person for soliciting Ballots accepting the Plan. The Company will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Ballots and other enclosed materials to your clients who are beneficial owners of the Senior Subordinated Discount Notes.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON AN AGENT OF THE COMPANY OR THE VOTING AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE ENCLOSED DOCUMENTS.

IF YOU HAVE ANY QUESTIONS REGARDING THIS SENIOR SUBORDINATED DISCOUNT NOTES MASTER BALLOT, OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE SENIOR SUBORDINATED DISCOUNT NOTES MASTER BALLOT, THE SENIOR SUBORDINATED DISCOUNT NOTES BALLOT, PROSPECTUS OR OTHER RELATED MATERIALS, PLEASE CALL THE VOTING AGENT AT [                    ].

DO NOT COMPLETE THIS MASTER BALLOT WITH RESPECT TO BENEFICIAL OWNERS WHOSE VOTES HAVE BEEN TRANSMITTED THROUGH THE AUTOMATED TENDER OFFER PROGRAM OF THE DEPOSITORY TRUST COMPANY (DTC ATOP). THIS MASTER BALLOT SHOULD ONLY BE USED FOR BENEFICIAL OWNERS WHO ARE NOT PARTICIPATING IN THE EXCHANGE OFFER AND CONSENT SOLICITATION.